UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2023

SUNWORKS, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1555 Freedom Blvd.
Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

(385) 497-6955

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 2, 2023, Sunworks, Inc. (the “Company”) received a written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has failed to comply with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) for the last 30 consecutive business days. Nasdaq Listing Rule 5550(a)(2) requires companies listed on The Nasdaq Capital Market to maintain a minimum closing bid price of at least $1.00 per share (the “Minimum Bid Requirement”).

The Notice has no immediate effect on the listing of the Company’s common stock.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days (the “Compliance Period”) to regain compliance with the Minimum Bid Requirement. To regain compliance with the Minimum Bid Requirement, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the Compliance Period.

If the Company does not regain compliance with the Minimum Bid Requirement during the Compliance Period, it may be eligible for an additional 180 calendar day grace period (the “Second Compliance Period”). To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Requirement, and will need to provide written notice of its intention to cure the deficiency during the Second Compliance Period, by effecting a reverse stock split, if necessary.

The Company is monitoring the bid price of its common stock and will consider options available to it to achieve compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: October 3, 2023	By:	/s/ Gaylon Morris
	Name:	Gaylon Morris
	Title:	Chief Executive Officer